                           INCOMNET, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 1997

                                                                     EXHIBIT 21


                                   INCOMNET, INC.
                           SUBSIDIARIES OF THE REGISTRANT

                                                  State or other jurisdiction of        Percentage of voting
Name                                              incorporation or organization         securities owned
-------                                           ------------------------------        --------------------
National Telephone &  Communications, Inc.        Delaware                                     100%

GenSource Corporation                             California                                   100%

Incomnet India Limited                            India                                         32%

Rapid Cast, Inc.                                  New Jersey                                    29%
